Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 29, 2021

SAIC APPOINTS NEW BOARD MEMBER MILFORD MCGUIRT

New SAIC board member brings decades of public accounting and auditing experience and years of overseeing exceptional client service delivery

Reston, Va., JUNE 29, 2021 – Science Applications International Corp. (NYSE: SAIC) today announced the appointment of Milford W. McGuirt, retired managing partner of KPMG’s Atlanta office, to the company’s board of directors, effective July 1, 2021.

“We are pleased to welcome Milford McGuirt to SAIC’s board of directors,” said Donna Morea, SAIC board chair. “His many years of experience as a managing partner for KPMG, as well as his extensive track record as an award-winning business leader, will bring additional strength to SAIC as the company builds on its reputation as a top provider of digital transformation solutions. His demonstrated focus on innovation, strategy, and collaboration align well with SAIC’s goals to bring advanced technology to our government customers.”

McGuirt will serve on the board’s Audit Committee as well as the Nominating and Corporate Governance Committee. His appointment brings the board’s total membership to 11, with nearly two-thirds of the board now comprised of women and people of color.

McGuirt previously served as the managing partner of KPMG’s Atlanta office as well as the company’s area managing partner for the Mid-South region from January 2015 until September 2019, when he retired from the firm. He has 41 years of public accounting and auditing experience with Big 4 international accounting and consulting firms and was a partner for a total 29 years with KPMG, where he was responsible for overseeing the delivery of high-quality client service, attracting and retaining key professional talent and resources, execution of a growth and market expansion strategy, and representing the firm in the marketplace and community.

About SAIC

SAIC® is a premier Fortune 500® technology integrator driving our nation’s digital transformation. Our robust portfolio of offerings across the defense, space, civilian, and intelligence markets includes secure high-end solutions in engineering, IT modernization, and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective, and efficient solutions that are critical to achieving our customers’ missions.

We are more than 26,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has pro forma annual revenues of approximately $7.2 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Media Contact:

Brad Bass

240.418.0168 | brad.h.bass@saic.com